EXHIBIT 10.4
NOTE: PORTIONS OF THIS EXHIBIT (MARKED WITH AN ASTERISK) HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

TELCORDIA TECHNOLOGIES

CTC Licensed Software  Production
Work Statement Number CTC001

This Work Statement is subject to the terms of the Master Agreement for NGN Software and Professional Services, Contract No. 20000315JQ9492 ("Agreement") dated as of May 5, 2000 and is between CTC Communications Corp. ("CTC") and Telcordia Technologies, Inc. ("Telcordia"). Telcordia shall make available the Licensed Software, including any related proprietary documentation, described in this Work Statement under the Terms and Conditions of the Agreement and the additional terms and conditions contained in this Work Statement. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.
III. TELCORDIA'S TECHNICAL AND ADMINISTRATIVE CONTACTS
Technical Contact		Administrative Contact
Michael Kubik		Christine Kordalski
Program Manager		Account Executive
Telcordia Technologies, Inc.		Telcordia Technologies, Inc.
444 Hoes Lane, (Room 4D119)		3 Corporate Place (Room 2H335)
Piscataway, NJ 08554-4182		Piscataway, NJ 08854
Telephone: 	(732) 699-8701		Telephone: 	(732) 699-7898
Fax:	(732) 336-2725		Fax:	(732) 336-3482
Email:	Mkubik@telcordia.com		Email:	Ckordals@telcordia.com
				with a copy to: David Lane
				Director Contract
Management
				Telcordia Technologies,
Inc.
				445 South Street (room
1A126R)
				Morristown, NJ  07960
				Tel. No. 973-829-2354
				Fax No. 973-829-2364
IV. CTC's TECHNICAL AND ADMINISTRATIVE CONTACTS
Technical Contact		Administrative Contact
Aaron Bruneau		Steve McGrath
Senior Network Engineer		Program Manager
CTC Communications		CTC Communications
220 Bear Hill Road		220 Bear Hill Road
Waltham, MA 02451		Waltham, MA 02451
Telephone: 781-522-8727		Telephone: 	781-522-8753
Fax:	781-522-8798		Fax:	781-522-8629
Email:	Abruneau@ctcnet.com		Email:	Smcgrath@ctcnet.com

III.	CTC'S BILLING CONTACT
Steve McGrath
Program Manager
CTC Communications Corp.
220 Bear Hill Road
Waltham, MA 02451
Tel. No.
781-522-8753
Fax No.
781-522-8629
In consideration of the mutual obligations assumed under the Agreement and under this Work Statement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Telcordia and CTC agree to the terms and conditions attached to this Work Statement, which terms and conditions are incorporated herein by reference.
AGREED BY:
CTC Communications Corp.	Telcordia Technologies, Inc.
By:		By:
Name:		Name:	David Lane
Title:		Title:	Director Contract Management
Date:		Date:


1. Overview
This Work Statement describes the Licensed Software, Deliverables, Services and Maintenance to be provided to CTC by Telcordia in connection with CTC's Production (as defined below) rollout of the TelcordiaT Call Agent technology (hereinafter referred to as the "Production Project").
The purpose of the Production Project is to deploy the Call Agent technology in one CTC lab and two CTC Production facilities. Telcordia will provide to CTC the following Releases (as defined below) of the Licensed Software (as defined below): (i) in year 2000, Licensed Software Based On Call Agent Release 2.1 (as defined below); and (ii) in year 2001, the two subsequent Releases. In connection with these Licensed Software Releases, Telcordia will provide program management, technical support, training, installation, and acceptance testing. Subsequently, Telcordia will make available to CTC maintenance under Telcordia's standard maintenance terms.
The Production Project commences on April 3, 2000 and will continue through December 31, 2005 ("Production Project Period"). A proposed schedule for the Production Project is set forth in the Proposed Project Plan attached hereto as Attachment B.

This Work Statement is being executed concurrently with the CTC Licensed Software Lab Pilot Work Statement Number CTC001between Telcordia and CTC enabling CTC to commence integration of the Licensed Software and CTC's network operations ("Lab Pilot Project").
2. Definitions
In addition to the definitions set forth in the Agreement, the following definitions will apply to this Work Statement:

"Additional Ports" means Ports (as defined below) according to the Pricing Schedule set forth in Section 7.1 hereto.

"ANI" means Accelerated Networks, Inc.

"CALEA" means Communications Assistance for Law Enforcement Act.

"Cisco" means Cisco Systems, Inc.

"CTC Internal User" means a user of the Licensed Software who is either a CTC employee or a CTC contractors or consultants performing services at a CTC location.

"CTC Lab" means CTC's 220 Bear Hill Road, Waltham, Massachusetts testing and networking facility.

"CTC Network" means voice and data communication services provided by CTC to CTC's commercial customers and internal operations.

"CTC Network Operating Centers" or "NOCs" means the two (2) CTC sites (located in the United States) at which the Licensed Software will be deployed in a production environment.

"CTC Tier 1 Help Desk" means an organization that provides the end user interface for receipt of all end user customer inquires and problem reports (
"Customer Call(s)").   The CTC Tier 1 Help Desk records, documents,
prioritizes and date-stamps each Customer Call resulting in a record of each Customer Call ( "CTC Trouble Ticket"), and attempts to respond to the Customer Call pursuant to an initial problem definition/resolution process ("CTC Tier 1 Help Desk Process"). In the event the CTC Trouble Ticket is not closed during the CTC Tier 1 Help Desk Process, the Trouble Ticket is routed to the CTC Tier 2 Organization for Fault Isolation.

"CTC Tier 2 Organization" means an organization that will isolate the specific Customer Call issue down to the Network Component. This process determines organization ownership of the CTC Trouble Ticket. The CTC Tier 2 Organization isolates the fault between hardware and software of the specific Network Component element (e.g. access gateway) and external influences. Isolation information is added to the CTC Trouble Ticket and the CTC Trouble Ticket is forwarded to the vendor, including Telcordia, or CTC organization, providing the Network Component, as applicable.

"Cumulative Payments" means the total Licensed Software Right To Use ("RTU") fees committed and paid for through a specific scheduled date.

"Cumulative Ports" means the total number of Ports, to date, that CTC is committed to license and pay for through a specific scheduled date.

"Delta Training" means training on the Licensed Software which is limited to
the new features associated with a specific Release.   Users are assumed to
have prior knowledge of the Licensed Software Releases.

"Detailed Project Plan" means a task level expansion of the Proposed Project Plan, to include working level tasks and activities of the Production Project, to be developed and approved in writing by Telcordia Program Management and CTC Program Management within 60 days of execution of this Work Statement.

"Fault Isolation" means the process of first reproducing a problem reported by a Customer Call in a laboratory environment, followed by isolating the problem to the specific Network Component.

"Field Integration Testing" or "FIT" means the test plans developed and executed by CTC in the CTC NOCs in performing end-to-end testing of the Licensed Software features in combination with the Network Components.

"HP "K" Class Equipment" means the equipment leased from HP by Telcordia to be loaned to CTC for use in the Lab Pilot Project pursuant to a separate loan agreement between the Parties.

"HP "L" Class Equipment" means some but not all of the Third Party Hardware comprised of certain HP equipment which is to be purchased by CTC from either HP or a Third Party.

 "Installation and Deployment" or "I&D" means the process of loading Licensed Software, Third Party Software and reference data, and performing the Installation Verification Test Plan, pursuant to Section 4.5 hereto.

"Lab Pilot Period" means the period of time between 4/3/00 and 11/18/00, unless otherwise extended pursuant to a Change Order (in the form of Exhibit "E" to the Agreement).

"Lab Pilot Project" means a Virtual Private Network ("VPN") between the CTC Network lab in Waltham, Massachusetts and up to 20 north east CTC sales offices selected by CTC using the Licensed Software to deliver "On Net" voice service for the purposes of helping CTC to understand the voice quality, network performance and OSS interfaces characteristics of the Licensed Software. Pursuant to a separate agreement, Telcordia is providing work to CTC in connection with the Lab Pilot Project.

"Licensed Software" means, collectively, the following Telcordia software to be licensed under this Work Statement:

1. TelcordiaT Call Agent (as described in Section 4.1.2 - hereinafter referred to as "Call Agent"), specifically Call Agent Release 2.1 and two subsequent Releases (as specified in Section 4.1.5).

2. TelcordiaT Announcement Server (as described in Section 4.1.2 - hereinafter referred to as "Announcement Server"), specifically those Announcement Server Releases corresponding to the Call Agent Releases described in 1 above).

3. TelcordiaT Accounting Gateway (as described in Section 4.1.2 - hereinafter referred to as "Accounting Gateway"), specifically those Accounting Gateway Releases corresponding to the Call Agent Releases described in 1 above.

"Licensed Software Databases" means all databases that are included as part of the Licensed Software.

"MGCP" means Media Gateway Control Protocol.

"Network Component(s)" means, a piece of equipment or software that is Network Equipment, Third Party Hardware or Third Party Software.

"Network Equipment" means the Cisco and ANI equipment deployed in the CTC
Network.

"Network Integration" means the test plans developed and executed by CTC in the CTC Lab in order to perform end to end testing of the Licensed Software features in combination with the Network Components.

"Network Integration Testing" or "NIT" means the testing activity associated with performing Network Integration.

"Network Management Systems" or and "NMS" means management systems that capture Simple Network Management Protocol ("SNMP") traps and generate reports on the performance and health of Network Components.

"Operations Support Systems" or "OSS" means telecommunications management systems including, but not limited to, provisioning, asset management, network management, billing, and network performance.

"Port" means a DS0 equivalent circuit.

"Production" means CTC providing and rolling out service to commercial customers.

"Proposed Project Plan" means the proposed schedule for the Production Project, as set forth in Attachment B in the Licensed Software Lab Pilot Work Statement Number CTC001.

"Release" means a scheduled numbered version of the Licensed Software containing new features and/or enhancements, as well the accumulated fixes made available since the immediately preceding version of that Licensed Software.

"SCCS" means Telcordia's Solution Care Center Support.

"Third Party Hardware" means the Third Party hardware equipment on which the Licensed Software resides, as identified in Attachment A to this Work Statement.

"Third Party Software" means the Third Party software required for use with the Licensed Software, as identified in Attachment B to this Work Statement.

"Warranty Period" means, for purposes of all of the Licensed Software provided under this Work Statement and notwithstanding anything to the contrary in the Agreement, the twelve (12) month period following Acceptance of the Licensed Software Based On Call Agent Release 2.1 (as defined in
Section 4.1.1(a) hereto).
3. Production Scope and Schedule
The work described in this Work Statement will be performed during the
Production Project Period.   Telcordia shall provide the Licensed Software,
Services and Deliverables described in this Work Statement in accordance with the Detailed Project Plan, subject to the terms and conditions set forth herein.

Pending execution of the Detailed Project Plan, the Parties intend to use the Proposed Project Plan as a guideline for planning and implementing their respective actions. However, it is understood that, until execution of the Detailed Project Plan, neither party shall be liable to the other for delays in the Proposed Project Plan schedule. Upon execution, the Parties will use commercially reasonable efforts to comply with the schedule set forth in the Detailed Project Plan. The Parties recognize that adherence to the Detailed Project Plan is dependent on actions to be taken by the other Party and its vendors.
Any obligation of Telcordia in this Work Statement may, at Telcordia's discretion, be performed by a Telcordia subcontractor. Notwithstanding the foregoing, Telcordia shall remain primarily liable for performance of its obligations hereunder. In the event that a CTC resident subcontractor, other than an SAIC company, is to be used, Telcordia will notify CTC within thirty
(30) days.
4. Services, Deliverables and Licensed Software
Telcordia will provide the following Licensed Software, Deliverables, Services and Maintenance to CTC as further described in this Work Statement.

1. Licensed Software identified in Section 4.1 of this Work Statement
2. Program Management
3. Learning Services
4. Functional Design Documents ("FDDs") on Dialed Number Identification Service ("DNIS") and
 	Account Code features.
5. Third Party Software installation
6. Licensed Software Installation and Deployment
7. Licensed Software Acceptance Test Plan ("ATP") and Execution
8. Subscriber Data Load Translation Support
9. Technical Support
10. Accelerated Networks Incorporated ("ANI") Testing Support
11. Solution Care Center Support ("SCCS")
12. Maintenance pursuant to Exhibit D to the Agreement.
4.1 Licensed Software
4.1.1 Licensed Software Releases.
Telcordia will provide the following Licensed Software:

a) During the calendar year 2000: Call Agent Release 2.1 will be generally available and provided to CTC by October 1, 2000, and corresponding Releases of the Announcement Server and Accounting Gateway
(collectively referred to as "Licensed Software Based On Call Agent Release 2.1"). Telcordia will provide three (3) copies of the Licensed Software Based On Call Agent Release 2.1, consisting of one (1) copy for use in the CTC Lab and two (2) copies for use in the CTC NOCs.
b) During the calendar year 2001: Subject to Section 4.1.5 hereto, and at such time as they are made generally available by Telcordia, the two
(2) subsequent Releases of the Call Agent, with one Release targeted for the first half of 2001 and the one Release targeted for the second half of 2001, together with corresponding Releases of the Announcement Server and Accounting Gateway (collectively referred to as "Licensed Software Based On Call Agent Release 2.x" and "Licensed Software Based
On Call Agent Release 2.xx", respectively). Telcordia will provide three (3) copies each of the Licensed Software Based On Call Agent
Release 2.x and the Licensed Software Based On Call Agent Release 2.xx, consisting of one (1) copy for use in the CTC Lab use and two (2) copies for use in the CTC NOCs.

4.1.2 Licensed Software Description.

? Call Agent -Call Agent performs call processing service logic. Call Agent supports the set of call processing functionality specified in Section
4.1.3 hereto. Call Agent interfaces with access gateways for end user call control and trunk gateways for Public Switch Telephone Network ("PSTN") interconnections. A x Gateway Control Protocol ("xGCP") interface is used to connect the Call Agent to access gateways. The signaling for trunking gateways is SS7 ISDN User Part ("ISUP"). Multifrequency ("MF") signaling over Switched Virtual Circuits ("SVCs") will be supported through an ANI provided trunk gateway. Provisioning and configuration data will be handled via a configuration database component of Call Agent, with data entered through a Graphical User Interface ("GUI"). Call Agent is SNMP manageable.

? Announcement Server -Announcement Server provides audio announcements to a user of the network under the command of the Call Agent. The Announcement Server is SNMP manageable and will support Asynchronous Transfer Mode ("ATM") SVC communication.

? Accounting Gateway-Accounting Gateway provides Automated (or Automatic) Message Accounting ("AMA") records to CTC's billing systems through a File Transfer Protocol ("FTP") interface.
4.1.3 Licensed Software Features and Functionality
Attachment C to this Work Statement lists the features and functions available on the Licensed Software Based On Call Agent Release 2.1.
4.1.4 CTC Review of FDDs
Telcordia provided CTC with a FDD of the Account Code and DNIS features, and.
And CTC  will provide to Telcordia its comments on the FDD.   Telcordia will
review CTC comments and will, in Telcordia's discretion, incorporate CTC's comments into the FDD.
4.1.5 Future Releases
Telcordia plans to make generally available during 2001 two (2) Releases of the Licensed Software subsequent to the Licensed Software Release Based On Call Agent 2.1. Telcordia will provide each of these Licensed Software Releases to CTC upon general availability ("GA"). However, GA in 2001 is a target only and Telcordia cannot guarantee the availability date of either of these two (2) Releases. It is understood and agreed that Telcordia will not be responsible for any delay in availability of these Releases.

The exact feature list for such two (2) subsequent Releases has not been finalized as of the effective date of this Work Statement. During the Release definition stage for each of these new Releases, Telcordia will share with CTC the candidate list of features that are under consideration and will invite comments thereto from CTC. Notwithstanding, it is understood that the final selection of the features for such two (2) new Releases will be within the sole discretion of Telcordia.

As part of the new Releases Telcordia will provide MGCP 1.0 platform support in the Release scheduled for the first half of 2001.

Telcordia will work with CTC, industry Third Party Hardware and Third Party Software providers to arrive at a solution for Site Redundancy ("Site Redundancy" is a process where when one Licensed Software site goes off line, a second site will take over and provide service to the off line site's community of users).

Notwithstanding anything to the contrary contained herein, but subject to the actions of regulatory government agencies, Telcordia will provide, by June 30, 2001, a CALEA interface for call data and Lawful Access Server ("Lawful Access Server" provides access by law enforcement agencies to call data information. The Lawful Access Server Third Party Software and related Third Party Software fees are not included in Attachment A). As part of the CALEA deliverable, Telcordia will provide a detailed technical specification for the Lawful Access Server.

4.1.6 Warranty

For the duration of the Warranty Period (as defined in Section 2 hereto), the Licensed Software is warrantied as Supported Software pursuant to Section 8 of the Agreement. In the event that CTC's Acceptance of any Release of the Licensed Software occurs after expiration of this Warranty Period, such Release is unwarrantied, it being understood that CTC may purchase Maintenance pursuant to Section 4.1.7, hereto.

4.1.7 Maintenance

Upon expiration of the Warranty Period, CTC, at its option, may elect to purchase Maintenance on the then-current Release of the Licensed Software, under the terms specified in Exhibit D of the Agreement.

4.1.8 Additional License Right

In addition to CTC's rights under Section 2 of the Agreement, CTC shall have the right to modify the Acceptance Test Plan prior to reaching mutual agreement with Telcordia on such plan. After execution of the ATP for Acceptance purposes, CTC shall have the right to modify and use the ATP for other purposes.

4.2 Program Management
Telcordia will provide one full time Program Manager ("PM") to be part of CTC's Program Management Office ("PMO"). This PM will serve on a full time basis, with his or her time to be divided between the Lab Pilot Project and the Production Project. The Program Manager will continue to work full
time through March 31, 2001.   From April 1, 2001 through December 31, 2001
the Program Manager will be available to support CTC, as Telcordia deems necessary in its reasonable judgement.
The Telcordia PM will provide technical and scheduling support to the CTC PMO. The Telcordia PM will coordinate the Licensed Software Release availability, installation and configuration activities.
The Telcordia PM will use offices at Telcordia's New Jersey facility, and will travel to CTC's facilities to manage Telcordia's activities, conduct meetings with the CTC PM and other CTC personnel, and perform other requirements of the Telcordia PM position as deemed necessary by Telcordia in its reasonable judgement. The Telcordia PM will determine the amount of time necessary for him/her to be located at a CTC location.
As part of the installation and deployment planning process, Telcordia will jointly work with CTC, Cisco and ANI to establish the Detailed Project Plan, and will jointly manage the Detailed Project Plan through the CTC/Telcordia PMO.
4.3 Learning Services
Telcordia will provide to CTC instructor-led standard courses and Delta Training courses to CTC for each Release of the Licensed Software licensed by CTC under this Work Statement, as described below. The Delta Training courses will be delivered with an assumption of each attendees prior knowledge of, and/or experience with, the subject matter of each course.
 Standard courses assume that the student has no previous knowledge of the Licensed Software. Each course is generic and not tailored to be specific to CTC. If course modification is required, and/or Telcordia is requested to provide any of the courses more than once, and/or is requested to increase the class size, the Parties shall agree in writing in advance to a change in fee and/or performance of this activity, reasonably related to the request, prior to Telcordia's performance of such activities. Additional courses can be provided to CTC by authorization of a Change Order. Courses will be offered at a CTC domestic location. Delta Training courses will be consolidated into a projected total of two (2) days and complete courses Complete courses are expected to last a total of five (5) days. These courses will cover the following topics:
? Licensed Software Product Update Overview - training activity that introduces students to the key changes to the Licensed Software product terminology, architecture, and Licensed Software component descriptions. Class discussions include information updates on Third Party Hardware, Third Party Software, interfaces, and capacities. Class size is up to 12 students.
? Licensed Software Product System Administration - training activity that will focus on changes to installation and administration of the Licensed Software. The workshop is a combination of lecture and question-and-answer sessions. Class size is up to 12 students.
? Licensed Software Product Basic Maintenance and Operations Course - training activity that identifies the major units of the Licensed
Software, with emphasis on new features and changes to the support activities. The workshop is a combination of how to operate and determine the operational status of the Licensed Software, and how to recognize and clear the Licensed Software status message tables. Class size is up to 12 students.

4.4 Third Party Hardware and Third Party
Software
CTC is responsible for procurement of all Third Party Software and Third Party Hardware for the Production Project. CTC is responsible for all reasonable costs of delivery of Third Party Hardware and Third Party Software.

For the Production Project, the Licensed Software will be deployed on the CTC owned HP "L" Class Equipment in the CTC Lab. CTC is responsible for all reasonable costs associated with transfer of all Third Party Software licenses from the HP "K" Class Equipment being utilized for the Pilot Lab Project to this HP "L" Class Equipment.
4.5 Licensed Software Installation and
Deployment
Telcordia will perform the following Services at the CTC Lab and CTC NOCs:

? On-site installation and configuration of the Licensed Software and associated upgrades, including loading of the Licensed Software and entering the required system reference data to bring the Licensed Software to an operational status in accordance with the then-current version of the Telcordia Installation and Deployment Guide.
? Following installation, execution of a Licensed Software Installation Verification Test ("IVT") designed to ensure that all Licensed Software and Third Party Software has been properly installed in accordance with the then current version of the Telcordia Installation and Deployment Guide.

As a prerequisite to Telcordia's performance of the Services described in this Section 4.5, CTC shall provide Telcordia with site specific network configuration data (e.g., IP addresses, domain names, etc).
4.6 Acceptance Test Plan
4.6.1 Acceptance Test Plan Development
Telcordia shall provide CTC with an Acceptance Test plan ("ATP") for each of the Licensed Software Releases delivered under this Work Statement.
The ATPs will define the Acceptance Test, testing scope, expected test results, data requirements, and responsibilities of the Parties with respect to the testing activities. The ATP for acceptance testing of the Licensed Software Based On Call Agent 2.1 will contain a reasonable number of Acceptance Tests necessary to demonstrate the basic functionality of the Licensed Software.  The ATP for the subsequent Releases of the
Licensed Software will only contain Acceptance Tests to demonstrate the functionality of the new features included in such new Releases. Each ATP will be provided to CTC at least forty-five (45) calendar days prior to the delivery date of the corresponding Release of the Licensed Software.
4.6.2 ATP Review Process
CTC shall have fifteen (15) business days following receipt of the ATP and any revision thereof to review the ATP ("ATP Review Period") and notify Telcordia in writing of any omission. CTC shall be deemed to have concurred with the ATP if CTC (i) expressly waives the ATP review process; or (ii) fails to notify Telcordia in writing to the contrary prior to the end of the ATP Review Period. Telcordia shall review and approve CTC reported omissions and update the ATP accordingly within a reasonable time period, as determined by Telcordia, which in no event shall be greater than thirty (30) calendar days following the date CTC identified such deficiencies to Telcordia, unless otherwise agreed in writing between the Parties. Telcordia will provide the revised ATP to CTC for concurrence, which will be deemed to have occurred unless CTC notifies Telcordia in writing to the contrary within the period provided above.
4.6.3 Execution of the ATP
The Acceptance Period for the Production Project is specified in the Detailed Project Plan. Notwithstanding anything to the contrary in Section 7 of the Agreement, Telcordia and CTC will execute the
ATP for each Release of the Licensed Software provided under this
Work Statement ("ATP Execution"). Telcordia interface simulators shall provide Third Party Software responses, as required by the tests defined within the ATP.  All right, title, and interest in any software quality assurance materials, including, without limitation, the ATP, and interface simulators, are and shall remain the exclusive property of Telcordia.  Any Telcordia test tools (e.g., interface simulators) delivered to CTC in support of the execution of the ATP are temporarily licensed to CTC from the date of delivery until the end of the applicable Acceptance
Period on an "AS IS" basis, and solely for purposes of
Telcordia's execution of the ATP. CTC agrees to permit Telcordia to remove and return all copies of such tools at the end of the
Acceptance Period. Notwithstanding anything to the contrary in
Section 4.6.3 of this Work Statement, CTC will retain its rights under Section 7.4 of the Agreement.
4.7 Subscriber Data Load Translation
Support
Telcordia shall work with CTC to help CTC define its data needs, descriptions, and management tasks which the Parties agree are necessary to load reference data and application data into Licensed Software Databases. Telcordia and CTC shall develop and document a data load plan ("Data Load Work Plan") that provides an approach to assemble and load reference data and/or application data into the Licensed Software Databases. CTC shall be
responsible for implementing the Data Load Work Plan.   Telcordia will
support CTC's implementation of the Data Load Work Plan by providing consulting services during implementation.
4.8 Technical Support
During the Acceptance Period for each Release of the Licensed Software, Telcordia will provide a subject matter expert ("SME") who will be available to CTC during Telcordia's standard working hours and on site at CTC, as deemed necessary by Telcordia.
4.9 Solution Care Center Support
The SCCS will provide Hotline Support to CTC for Licensed Software Problems as defined in Exhibit D to the Agreement.
5. CTC Responsibilities
CTC responsibilities are the following:

18. CTC is responsible for overall Network Integration, Network
Integration Testing and Field Integration Testing.   Subject to
Telcordia's obligations as stated in this Work Statement and in the Agreement, Telcordia shall have no liability for any failures in connection with such integration and integration testing.

19. CTC shall perform all CTC Tier 1 Help Desk and CTC Tier 2
Organization support to CTC's commercial customers and CTC's
Internal Users during the Production Project Period.
20. CTC shall provide a full time Program Manager, who shall be responsible for ensuring the successful implementation of the Production Project. The CTC Program Manager will team with the Telcordia Program Manager to form the PMO.
21. CTC shall provide all Network
Components and manage the Network Component vendors. CTC shall monitor all Third Party commitments for the Production Project, and inform
Telcordia immediately in writing of potential task slippage due to delivery, development, or interoperability delays associated with CTC's or its Third Party vendor's responsibilities.
22. Pursuant to the Detailed Project
Plan, CTC shall provide Telcordia with a document(s) describing the architecture of the Network Components, including but not limited to, defining architecture layout, addressing scheme, hardware components, network traffic performance and network protocols in accordance with the Detailed Project Plan.
23. Pursuant to the Detailed Project
Plan, CTC shall provide Telcordia with a written schedule of all CTC
Network Equipment hardware availability.
24. Pursuant to the Detailed Project Plan, CTC shall provide the following information in support of the Data Load Work Plan.
? Reference data (as defined by Telcordia)
? Data migration plans
? Data input/migration into the Licensed Software in the format required for data base load into the new databases. CTC shall provide such data in the format identified by Telcordia, as specified in the Detailed
Project Plan.
25. CTC shall provide trained SME(s) to support the operation of the Production environment, including, but not limited to, support for tasks related to network and system administration, Acceptance Test execution, and analysis of test results.
26. CTC shall provide timely access to CTC facilities after Telcordia's request for access to facilities that CTC does not own to ensure that the Detailed Project Plan is not impacted by access limitations or restrictions.
27. CTC is required to provide an T1 connection for SCCS to permit
Telcordia to remotely access the CTC Network. CTC is required to provide authorization through CTC's firewalls to allow Telcordia to access the Third Party Hardware. Telcordia will restrict access to its end of this T1 connection to only its duly authorized personnel. CTC shall provide both telnet and ftp support, as required. CTC shall provide, at no cost to Telcordia, all reasonably necessary access lines and data terminal equipment. This work activity is required to be started and completed in parallel with Third Party Hardware and Third Party Software Installation in accordance with the Detailed Project Plan. CTC shall provide all reasonably necessary training facilities for the Learning Services courses stated in Section 4.3 hereto. Telcordia will provide CTC a list and description of facilities needed for such Learning Services at least three
(3) weeks prior to the scheduled start date of such courses.
28. CTC shall provide Telcordia with reasonably adequate office space, desks, equipment, access to telephones, plain old telephone lines, faxes, copiers, etc. for any on-site Services while Telcordia employees are located at CTC's facilities.
29. CTC shall provide ANI equipment and request the presence of ANI SME(s) during the protocol testing phase, as set forth in the Detailed Project
Plan.
30. CTC shall implement the Data Load Work Plan, as defined in Section 4.7 hereto.
31. CTC will perform any other responsibilities as mutually agreed in writing between the Parties.
6. ATM SVC Implementation
6.1 ANI Support
On behalf of CTC, Telcordia will work with ANI to develop an interface document entitled "Gateway Interface" which will describe the protocol interface and the functional handling of features between the Licensed Software and ANI's gateways. Telcordia will provide ANI a behavioral document entitled "Behavioral Requirements" describing the expected performance of ANI gateways.
6.2 ANI Testing
On behalf of CTC, Telcordia will perform protocol testing of ANI provided equipment using Licensed Software simulators against the Gateway Interface. Protocol testing will include communication over a xGCP interface, as defined by Telcordia. Pursuant to the Detailed Project Plan, CTC will insure that ANI provides, or CTC will provide, the ANI gateway equipment as part of the Network Components at least three (3) weeks prior to Telcordia's commencement of the protocol testing. Telcordia will notify CTC in advance as to when such testing will commence. Telcordia shall perform this work at Telcordia's NJ facilities.
6.3 SVC Decision
It is expected that CTC's network design will require an ATM network using SVC to the end points. The operation of CTC's ATM SVC network is dependent on three (3) companies delivering SVC capable technology prior to lab network integration testing, as stated in the Detailed Project Plan. CTC will use commercially reasonable efforts to insure that Cisco provides the ATM SVC backbone, and that ANI provides the Access Gateways and the premises Integrated Access Device (" IADs"), and Telcordia will provide the Licensed Software. ATM SVC networks are based on emerging technology which has not yet been deployed in production networks. In order to meet CTC's deployment schedules, as stated in the Detailed Project Plan, CTC shall use commercially reasonable efforts to insure that Cisco and ANI commit to schedules for production versions of their ATM SVC products by June 30, 2000. If CTC is unable to insure that Cisco and ANI meet these commitments, the network design may need to be modified to an IP based solution. The decision to deploy an IP solution may impact the Detailed Project Plan. The reasonable and direct cost impact for any resulting delays will be borne by CTC.
7. Pricing *
7.1 License Fees and Associated Maintenance:*
7.2 Fixed Price Services*
7.3 Time and Material Services:*
*THIS PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION


8. ASSUMPTIONS
1. The PMO shall be empowered to make rapid decisions or escalate items appropriately.
2. Any extension of this Work Statement beyond the Production Project Period will require a Change Order to document a modification of Telcordia's fee and/or performance under this Work Statement reasonably related to the requested extension.
3. Telcordia will be performing protocol testing of ANI equipment in accordance with the Gateway Interface only.
4. CTC will be performing feature testing of ANI equipment.
5. Other than services related to Acceptance Testing to be performed by
Telcordia pursuant to Section 4.6 hereto, all other testing services, such as interoperability testing, network validation testing, system validation testing, shall be performed by CTC.
6.	In the event of scheduling slippage to the Detailed Project Plan for reasons outside of Telcordia's control, so long as Telcordia takes commercially reasonable steps to minimize the length or impact of such slippage, Telcordia may modify the Detailed Project Plan, Price and/or performance under this
Work Statement to cover resulting additional fees to Telcordia reasonably related to the requested extension.
7. All test plans must be reviewed and approved by Telcordia for relevance against the Telcordia Licensed Software capabilities, which approval shall not be unreasonably withheld or delayed.
6. Telcordia, or its contractor, will install all Third Party Hardware and
Third Party Software consistent with the then current Telcordia installation guides.
7.
9. CHANGE CONTROL PROCEDURES
For the purposes of this Work Statement, Change Control Procedures, as stated
in Section 13 of the Agreement, will be administered by the PMO.

Attachment A
Release 2.1
Third Party Software
 (Preliminary List)

Call Agent:
		Software	Real-time	SCMS	AMIP	Call	SS7 	Total
		Version No.	Database	Database	Server	Processor
	Front End Required
Hewlett Packard
HP-UX 	11.00	1	1	1	1		4
HP-UX VM JIT for Java 	C.01.17.02	1	1	1	1		4
Ignite-UX (included
 with OS)		11	11	11	11		41
Mirror Disk/UX		1	1	1	1		4
Adv Online JFS 	3.1	1	1	1	1		4
Open View Glance
Plus Pak		C.02.30	1	1	1	1		4
Open View
 IT/Operations Agent	A.05.11	1	1	1	1		4
Open View
 IT/Operations Manager	A.05.11			1			1
MC/Service Guard 	A.11.05		1	1			2
Open View Perfview 	C.01.00			1			1
ClustRa
ClustRa
(site-wide license)	2.5.4.1.11	1					1
Inprise*
Visbroker for C++	03.03.03.C1.01	 	2	2	6		10
Visbroker for Java	03.04.00		2	2	6		10
Oracle
Oracle V8.0 EE RDMS	8.0.5		1				1
JDBC (included with
 EE RDBMS)			11	11			2 1
Oracle for IT/O	8.0.5			1			1
The Apache Group
Apache Enterprise
 Server
(no license required)	1.3.6		11	11			21
LiveSoftware
Jrun Pro		2.3.1		2	2			4
Cyclone
pSOS ( R/T OS)						1	1
pNA (TCP/IP stack)						1	1

1 Licensed software is currently commercially available at no additional cost.

Attachment A (continued)
Release 2.1
Third Party Software
(Preliminary List)

Announcement Server:
	Software	Announcement
	Version Number	Server	Total Required

Open View IT/Operations
 Agent 	4.0	1	1

Solaris	2.6	1	1

Craft Interface Terminal:
		Software		Craft	Total
		Version Number	Interface	Required
Microsoft
	NT Workstation (w/ Service Pack 5)4.0		1	1
Hummingbird
	Exceed	6.1		1	1
Netscape
	Navigator	4.6.1		11	1 1
Sun
	Java Runtime Environment (JRE)	1.2.1		11	1 1
Miscellaneous
	Terminal Emulator			11	1 1
1 Licensed software is currently commercially available at no additional cost.

Note:  All Third Party Software requires CTC proof of license.


Attachment A (continued)
Release 2.1
Third Party Hardware
(Preliminary List)

Call Processors:

Units	Hardware
1	HP L2000 Base
4	440MHz PA-RISC 8500 CPU w/1.5MB cache
2	Processor Support Module for L-Class
3	512MB High Density SDRAM Memory Module
4	18GB HotPlug Ultra2 SCSI LP disk drive
1	DVD ROM Device for L-Class systems
2	4 Port 100baseTX Ethernet LAN Adapter
1	Factory racked L-Class, HA slider rails
1	HotSwap Power Supply, Redundant System
1	DDS-3 DAT Drive Factory Racked
1	2.5m VHDCI to 68 pin HD SCSI cable
1	WSE 68 pin SCSI Terminator

Real-Time Database Server:

Units	Hardware
1	HP L2000 Base
2	440MHz PA-RISC 8500 CPU w/1.5MB cache
1	Processor Support Module for L-Class
6	512MB High Density SDRAM Memory Module
4	18GB HotPlug Ultra2 SCSI LP disk drive
1	DVD ROM Device for L-Class systems
2	Single port 1000baseSX Ethernet LAN Adapter
2	4 Port 100baseTX Ethernet LAN Adapter
1	Factory racked L-Class, HA slider rails
1	HotSwap Power Supply, Redundant System
1	DDS-3 DAT Drive Factory Racked
1	2.5m VHDCI to 68 pin HD SCSI cable
1	WSE 68 pin SCSI Terminator

Subscription Database Server:

Units	Hardware
1	HP L2000 Base
2	440MHz PA-RISC 8500 CPU w/1.5MB cache
1	Processor Support Module for L-Class
3	512MB High Density SDRAM Memory Module
4	18GB HotPlug Ultra2 SCSI LP disk drive
1	DVD ROM Device for L-Class systems
2	4 Port 100baseTX Ethernet LAN Adapter
1	Factory racked L-Class, HA slider rails
1	HotSwap Power Supply, Redundant System
2	Single port Ultra-2 SCSI Interface card
1	DDS-3 DAT Drive Factory Racked
1	2.5m VHDCI to 68 pin HD SCSI cable
1	WSE 68 pin SCSI Terminator
1	SC1010D SCSI Enclosure
6	18GB HotPlug Ultra SCSI LP disk drive

SS7 Gateway:

Units	Hardware
1	Base 4-Link Cyclone Front End
4	56 Kbs CSU/DSU

Account/Local Management Interface:

Units	Hardware
1	HP L2000 Base
2	440MHz PA-RISC 8500 CPU w/1.5MB cache
1	Processor Support Module for L-Class
3	512MB High Density SDRAM Memory Module
4	18GB HotPlug Ultra2 SCSI LP disk drive
1	DVD ROM Device for L-Class systems
2	4 Port 100baseTX Ethernet LAN Adapter
1	Factory racked L-Class, HA slider rails
1	HotSwap Power Supply, Redundant System
1	DDS-3 DAT Drive Factory Racked
1	2.5m VHDCI to 68 pin HD SCSI cable
1	WSE 68 pin SCSI Terminator

Miscellaneous:

Units				Hardware
     2	        LAN Switches
As needed per configuration     SMART Family Half Height Enclosure
As needed per configuration     System Console - Green Screen
As needed per configuration     HP9000 Std Rack System E41
As needed per configuration     Rear Door for Std Rack System E41
As needed per configuration     Modular Power Dist Unit for Std Racks
As needed per configuration     Misc Cables, etc.



Accounting Gateway:

Units			Hardware
1	Sun Enterprise E3500 base (one power cooling module,
	one CPU/memory board, 2x400MHz modules)
2	1GB memory expansion (8x128MB)
1	FC-AL interface board
6	Internal 9.1GB FC-AL, 10,000 RPM FC-AL disks
2	Sbus I/O board, w/ FC-AL, 100Base-T
2	Enterprise Power/Cooling Module, 300 W
1	Second Peripheral Power Supply, 195 W
1	Internal 12-24GB 4mm DDS3 tape drive
4	FC-AL GBIC modules, 100MB/sec
1	2 meter fiber optic cable
1	Base 63.7GB A5200 array (includes 3 power supplies,
	7x9.1GB 10,000 RPM GC-AL disks, 2x2m fiber cable,
	2 FC-AL GBIC's)

Announcement Server:

Units			Hardware
1	Sun Ultra 60,  Model 2360, 2x360MHz UltraSPARC II,
	4MB cache, Creator 3D Series 3, 512MB memory,
	9.1GB internal Ultra SCSI disk
1	21" color monitor
1	U60 rackmount kit, base (SharkRack)
1	U60 rackmount kit, bezel (SharkRack)


Attachment B
Proposed Project Plan
A combined plan for the Lab Pilot Project Plan and Production Project is provided in a single document.


Attachment C
License Software Based On Call Agent Release 2.1
Telephony and Platform Feature List

Telephony
? 311 Non-emergency Services
? 900/976 Call Access
? 911 Emergency Service
? Account Codes
? Basic Off-Net Call
? Basic On-Net Call
? Billing Record Creation
? Call Waiting
? Calling Card Access
? Calling Identity Delivery
? Blocking
? Calling Identity Delivery on Call Waiting
? Calling Name Delivery- TCAP
? Calling Number Delivery
? Call Forwarding
? Call Forwarding- Busy
? Cancel Call Waiting
? Carrier Pre-Selection
? Carrier Selection
? Change Number Intercept
? Collect Call Access
? Customer Originated Trace
? Customer Supported Access
? Directory Assistance Access
? Distinctive Ringing
? DNIS
? International Dialing
? Line/ Don't Answer
? Local Number Portability ("LNP")
? Network Announcements
? Selective Call Rejection
? Operator Service Access
? Outgoing Call Restriction
? PBX Local Call Services (CAS)
? Telecommunications Relay Service
? Telecommunications Relay Service Access (w/ISUP)
? Toll Free Access - TCAP
? Voice Mail- Interworking w / TCAP/ISUP for Off-Net VMS
? Warm Dial Tone



Attachment C (continued)
License Software Based On Call Agent Release 2.1
Telephony and Platform Feature List

Platform
? ATM Support
? Accounting Interface Common Object Request Broker Architecture ("CORBRA") ? Announcement Server Interface
? Audible Ringback (at the hub)
? Backup and Restore
? Basic Service/Performance Management (HP OpenView)
? Bearer Path Validation
? Call Agent to Call Agent Routing
? Call Agent Management System
? Configuration Management
? Configuration Management Interface CORBRA
? Database for Routing, Subscriber, and network resource data
? Fault Performance Interface - SNMP
? Fault Recognition and Recovery
? GUI for Configuration (Provisioning)
? Initial AIN Interface Support
? ISUP (ANSI) Support
? MSMP for Call Agent to Call Agent interoperability
? New Processor Support for Call Agent
? Non-stop Retrofit
? Overlord Detection and Control
? SNMP Instrumentation
? SS7 connectivity via SS7 gateway
? xGCP for Gateway Control
? Y2K